Exhibit 10.17
CAPSTEAD MORTGAGE CORPORATION
DIVIDEND EQUIVALENT RIGHTS AGREEMENT
FOR EMPLOYEES
     THIS AGREEMENT, dated as of                                         , and effective as of                                           , (hereinafter called the “Date of Grant”) between Capstead Mortgage Corporation, a Maryland corporation (hereinafter called the “Company”), and                                          (hereinafter called the “Grantee”):
R E C I T A L S:
     The Company has adopted the Amended and Restated 2004 Flexible Long-Term Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Dividend Equivalent Rights Agreement (this “Agreement”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
     The Company has determined that it is in the best interests of the Company and its stockholders to grant the dividend equivalent rights (“DERs”) provided for in this Agreement pursuant to the Plan on the terms set forth herein as an inducement to enter into or remain in the employment of the Company or one of its Affiliates, to enable the Grantee to participate in the long-term growth and financial success of the Company and as an increased incentive to contribute to the Company’s future success and prosperity.
     The DERs granted herein are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
     1. Grant and Acceptance of the DERs. The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company,                      DERs, subject to the terms and conditions described in this Agreement. DERs represent the right to receive cash payments equal to the per share quarterly dividend amounts declared on the Company’s common stock, as and when actually declared by the Company on issued and outstanding common stock, with respect to non-vesting notional or “phantom” shares of common stock.
     2. DER Term. The cash payments attributable to the DERs are payable to Grantee with respect to all ordinary quarterly common stock dividends declared by the Company during the          -year period commencing                     , 20___ and ending                     , 20___ (the “DER Term”).
     3. Payment. For each DER then outstanding, if a cash dividend is payable in the ordinary course on a share of Company common stock, the Company shall make a payment to the Grantee in an amount equal to the applicable per share dividend payment, and such payment shall be made on or about the common stock dividend payment date, but in no event later than March 15 of the year following the date of the dividend payment.

     4. Effect of Plan. The DER grant pursuant to this Agreement shall constitute an Award under the Plan. The Agreement is expressly subject to the terms and provisions of the Plan, and in the event there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control. The Award is subject to all laws, approvals, requirements and regulations of any government authority which may be applicable thereto.
     5. Termination of Employment. The DERs granted pursuant to this Agreement expire immediately upon Grantee’s termination of employment with the Company, for any reason; however, Grantee is entitled to the cash payments attributable to the DER grants with respect to any dividend declaration made during the DER Term if the Grantee is employed by the Company at the time of the common stock dividend declaration, notwithstanding subsequent termination prior to the applicable dividend payment date.
     6. Adjustments Upon Changes in Capitalization or Reorganization. The number of DERs shall be adjusted from time to time as follows:
     (a) Subject to any required action by stockholders, the number of DERs granted hereunder shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company.
     (b) Subject to any required action by stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, the DERs granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares subject to the DERs granted hereunder would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares subject to the DERs granted hereunder shall not be inconsistent with the terms of any such plan or agreement.
     (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.
     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.
     Except as otherwise specifically provided in this Agreement, the Grantee shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issued by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of DERs granted hereunder.

     7. Non-Transferability of the DERs. This Agreement, and the DERs granted hereunder, shall not be transferable, and dividends paid on the DERs may be received, during the lifetime of the Grantee, only by the Grantee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Agreement and the DERs granted hereunder, or the levy of any execution, attachment or similar process upon this Agreement, and the DERs granted hereunder, shall be null and void and without effect.
     8. Withholdings. The Company shall have the right to retain and withhold from any payment with respect to the DERs granted hereunder any amounts required to be withheld or otherwise deducted and paid with respect to such payment.
     9. Miscellaneous.
     (a) With respect to this Agreement, (i) the DERs are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including cash payment attributable to DERs) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). Each DER grant is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
     (b) This Agreement shall be governed by the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     (c) The Company’s compensation committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement, as it deems appropriate. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantee.
     (d) All notices hereunder shall be in writing and, if to the Company, shall be delivered to the board of directors or mailed to its principal office, addressed to the attention of the Committee and, if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company.

     (e) The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.
     (f) Nothing in this Agreement shall (i) confer on the Grantee any right to continue in the service of the Company or its subsidiaries or otherwise confer any additional rights or benefits upon the Grantee with respect to the Grantee’s employment with the Company or (ii) interfere in any way with the right of the Company or its subsidiaries to terminate the Grantee’s service at any time.
     (g) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

CAPSTEAD MORTGAGE CORPORATION

By:

[GRANTEE]

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